SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           CORNELL CORRECTIONS, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:  __________________________________________
      2.    Form, Schedule or Registration Statement No.: _____________________
      3.    Filing Party: _____________________________________________________
      4.    Date Filed: _______________________________________________________

                            CORNELL CORRECTIONS, INC.
                        1700 West Loop South, Suite 1500
                              Houston, Texas 77027


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 25, 2000

To the Stockholders of Cornell Corrections, Inc.:

      Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Cornell Corrections, Inc. (the "Company") will be held at the Houston Marriott West Loop, 1750 West Loop South, Houston, Texas 77027, at 10:00 a.m., Central time, on Thursday, May 25, 2000, for the following purposes:

      1.    To elect eight directors to the Board of Directors.

      2. To approve an amendment to Article First of the Company's Restated Certificate of Incorporation to change the name of the Company to "Cornell Companies, Inc.," as more fully set forth under "Proposal No. 2."

      3. To approve the Cornell Employee Stock Purchase Plan, as more fully set forth under "Proposal No. 3."

      4. To approve the appointment of Arthur Andersen LLP as independent public accountants for 2000.

      5. To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

      Stockholders of record at the close of business on April 12, 2000 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, you are requested to mark, sign, date and mail promptly the enclosed proxy for which a return envelope is provided.

                                          By Order of the Board of Directors



                                          Kevin B. Kelly, SECRETARY
Houston, Texas
April 17, 2000

      WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                            CORNELL CORRECTIONS, INC.
                        1700 WEST LOOP SOUTH, SUITE 1500
                              HOUSTON, TEXAS 77027



                                 PROXY STATEMENT



                    SOLICITATION AND REVOCABILITY OF PROXIES

      This Proxy Statement and accompanying proxy card are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Cornell Corrections, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders to be held on Thursday, May 25, 2000, at the Houston Marriott West Loop, 1750 West Loop South, Houston, Texas 77027, at 10:00 a.m., Central time, or at any adjournment or adjournments thereof (such meeting or adjournment(s) thereof referred to as the "Annual Meeting"). Copies of the Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 17, 2000.

      In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by regular employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their reasonable expenses. The cost of solicitation of proxies will be paid by the Company.

      A proxy received by the Board of Directors of the Company may be revoked by the stockholder giving the proxy at any time before it is exercised. A stockholder may revoke a proxy by notification in writing to the Company at 1700 West Loop South, Suite 1500, Houston, Texas 77027, Attention: Corporate Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted FOR the election as directors of the nominees listed therein, FOR the other proposals set forth in this Proxy Statement, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Information regarding the vote required for approval of particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

              COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

      The Board of Directors has fixed the close of business on April 12, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At that date there were outstanding 9,582,528 shares of common stock, par value $0.001 per share ("Common Stock"), of the Company and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on that date for each proposal to be presented at the Annual Meeting.

      The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of April 12, 2000, unless otherwise specified, by (i) all persons known to possess voting or dispositive power over more than 5% of the Common Stock, (ii) each director and named executive officer, and (iii) all directors and executive officers of the Company as a group:

-------------------------------------------------------------------------------
                                          AMOUNT AND NATURE
                                                 OF
                                             BENEFICIAL            PERCENTAGE
                                            OWNERSHIP (1)           OF CLASS
Lord, Abbett & Co. (2)................        1,241,210               12.9%
  90 Hudson Street
  Jersey City, New Jersey   07302
Scudder Kemper Investments, Inc.(3)...          885,600               9.2%
  Two International Place
  Boston, Massachusetts 02110
J & W Seligman & Co. Incorporated (4).          822,096               8.6%
  100 Park Avenue
  New York, New York 10017
Wellington Management Company, LLP (5)          594,100               6.2%
  75 State Street
  Boston, Massachusetts 02109
Dimensional Fund Advisors Inc. (6)....          491,300               5.1%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California   90401
Anthony R. Chase......................            2,000                 *
James H. S. Cooper....................           12,000                 *
David M. Cornell (7)..................          515,987               5.3%
Campbell A. Griffin, Jr...............           20,000                 *
John L. Hendrix.......................            7,200                *
Thomas R. Jenkins.....................           14,237                 *
Peter A. Leidel.......................           28,876                 *
Arlene R. Lissner.....................           10,525                 *
Steven W. Logan.......................          264,957               2.7%
Tucker Taylor.........................           27,500                 *
Marvin H. Wiebe, Jr...................           28,007                 *
All directors and executive officers as
  a group (11 persons)................          942,539               9.5%
-----------------

 * Less than 1.0%.

(1) Shares of Common Stock listed include shares subject to stock options exercisable within 60 days (5,750 for Mr. Chase, 5,750 for Mr. Cooper, 132,124 for Mr. Cornell, 19,000 for Mr. Griffin, 13,999 for Mr. Jenkins, 15,250 for Mr. Leidel, 8,000 for Ms. Lissner, 141,374 for Mr. Logan, 19,000 for Mr. Taylor, 21,000 for Mr. Wiebe, and 381,247 for all the above as a group).

(2) Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1999. The filing indicates sole voting and dispositive power for 1,241,210 shares of Common Stock.

(3) Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1999. The filing indicates sole voting power for 593,200 shares of Common Stock, shared voting power for 12,600 shares of Common Stock and sole dispositive power for 885,600 shares of Common Stock.

(4) Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1999. The filing indicates shared voting power for 673,800 shares of Common Stock and shared dispositive power for 822,096 shares of Common Stock.

(5) Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1999. The filing indicates shared voting power for 486,800 shares of Common Stock and shared dispositive power for 594,100 shares of Common Stock.

(6) Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 1999. The filing indicates sole voting and dispositive power for 491,300 shares of Common Stock.

(7) Based on a filing made with the SEC reflecting ownership of Common Stock. The filing indicates sole voting power for 515,987 shares of Common Stock and sole dispositive power for 427,322 shares of Common Stock. Includes 88,665 shares over which Jane B. Cornell, the former wife of David M. Cornell, has sole dispositive power and, pursuant to a voting agreement, over which Mr. Cornell has sole voting power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers during 1999 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except that Mr. Leidel, director of the Company, did not timely file a Form 4.


                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

GENERAL

      Eight directors are to be elected at the Annual Meeting. Each nominee is currently a director of the Company. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy FOR the election as a director of each of the persons named as a nominee below under "Nominees for Director" unless authority to vote in the election of directors is withheld on such proxy. The directors will be elected to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. If, for any reason, at the time of the election one or more of the nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. In accordance with the Company's Amended and Restated Bylaws, the directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

      THE COMPANY RECOMMENDS VOTING "FOR" THE NOMINEES.

NOMINEES FOR DIRECTOR

      The following table sets forth the name, age and principal position of each nominee for director:

      NAME                 AGE               POSITION
      ----                 ---               --------
David M. Cornell.........  64    Director; Chairman of the Board
Steven W. Logan..........  38    Director; President and Chief Executive Officer
Anthony R. Chase.........  45    Director
James H.S. Cooper........  45    Director
Campbell A. Griffin, Jr..  70    Director
Peter A. Leidel..........  43    Director
Arlene R. Lissner........  69    Director; Director, National Marketing
Tucker Taylor............  61    Director

      DAVID M. CORNELL has been a director of the Company and the Chairman of the Board of the Company since its founding. Mr. Cornell also served as President and Chief Executive Officer of the Company from its founding until August 1999.

      STEVEN W. LOGAN has been a director and the President and Chief Executive Officer of the Company since August 1999. Prior to August 1999, Mr. Logan served as Executive Vice President of the Company since April 1998 and was Chief Operating Officer from April 1998 through December 1998. Previously, Mr. Logan served as Senior Vice President of the Company from November 1997 to April 1998, and Chief Financial Officer, Treasurer and Secretary of the Company from 1993 to April 1998. From 1984 to 1993, Mr. Logan served in various positions with Arthur Andersen LLP, Houston, most recently as an Experienced Manager. Mr. Logan is a Certified Public Accountant.

      ANTHONY R. CHASE has been a director of the Company since October 1999. Mr. Chase has served as Chairman and Chief Executive Officer of ChaseCom Limited Partnership since December 1998 and as President and Chief Executive Officer of Faith Broadcasting, L.P. since November 1993. Mr. Chase is also Chairman of the Board of the Telecom Opportunity Institute, a national, non-profit organization founded by ChaseCom Limited Partnership to increase career, education and job training opportunities in the telecommunications industry for people in historically underserved communities. Mr. Chase is also a Professor of Law at the University of Houston Law Center.

      JAMES H. S. COOPER has been a director of the Company since October 1999. Mr. Cooper is the founder and Chairman of Brentwood Capital Advisors LLC of Brentwood, Tennessee, where he has been since May 1999. Mr. Cooper was a Managing Director of SunTrust Equitable Securities Corporation of Nashville, Tennessee from April 1995 to April 1999, and served as Congressman, 4th District of Tennessee in the United States House of Representatives from 1983 to 1995. Mr. Cooper has also been an Adjunct Professor at the Owen School of Management at Vanderbilt University since 1995.

      CAMPBELL A. GRIFFIN, JR. has been a director of the Company since October 1996 and is currently managing personal investments. Mr. Griffin joined the law firm of Vinson & Elkins L.L.P. in 1957 and was a partner from 1968 to 1992. He was a member of the Management Committee of Vinson & Elkins L.L.P. from 1981 to 1990 and the Managing Partner of the Dallas office from 1986 to 1989. From 1991 to 1993, Mr. Griffin served as an Adjunct Professor of Administrative Science at William Marsh Rice University and, from 1993 to 1995, he was a Councilman for the City of Hunters Creek Village.

      PETER A. LEIDEL has been a director of the Company and its predecessor since May 1991. Mr. Leidel is founder and Managing Director of Yorktown Partners LLC, and a partner of Ticonderoga Capital, both of which manage private investment funds. In September 1997, Mr. Leidel resigned as Senior Vice President of Dillon Read & Co, Inc. (a predecessor of SBC Warburg Dillon Read, Inc.) where he worked since 1983 managing private investment funds. Mr. Leidel is a director of Willbros Group, Inc. and five private companies.

      ARLENE R. LISSNER has been a director of the Company since September 1997 when the Company acquired Abraxas, and is President of Cornell Abraxas Group, Inc., a wholly-owned subsidiary of the Company. Ms. Lissner founded Abraxas in 1973, where she served as President and Chief Executive Officer until 1977, at which time she left that position to become Chairperson of the Board of Directors of Abraxas. Ms. Lissner resumed her role as President and Chief Executive Officer of Abraxas from April 1996 through September 1997.

      TUCKER TAYLOR has been a director of the Company since October 1996. Mr. Taylor, an advisor to the health care and corrections industries, joined Medical Care International as Executive Vice President in 1992, and remained with Columbia/HCA through 1997 following its acquisition of Medical Care International. Prior thereto, he was a marketing and planning consultant. Mr. Taylor is also a director of SuperShuttle, a privately held ground transportation company, and Alta Healthcare Systems, a privately held hospital company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has an Audit Committee and Compensation Committee, the members of which are not employees of the Company, and a Nominating Committee. The Audit Committee, which is composed of James H.S. Cooper, Campbell
A. Griffin, Jr., and Tucker Taylor, held 10 meetings during the last fiscal year. Mr. Cooper became a member of the Audit Committee in October 1999. The Audit Committee recommends the appointment of independent public accountants to conduct audits of the Company's financial statements, reviews with the independent accountants the plan and results of the auditing engagement, approves other professional services provided by the independent accountants and evaluates the independence of the accountants. The Audit Committee also reviews the adequacy of the Company's system of internal accounting controls.

      The Compensation Committee, which is composed of Anthony R. Chase, Peter
A. Leidel and Tucker Taylor, held six meetings during the last fiscal year. Mr. Chase became a member of the Compensation Committee in October 1999. The Compensation Committee approves, or in some cases recommends to the Board, remuneration arrangements and compensation plans involving the Company's directors, executive officers and certain other employees whose compensation exceeds specified levels. The Compensation Committee also acts on the granting of stock options, including those under the Company's Amended and Restated 1996 Stock Option Plan (the "1996 Plan"). The Board does not have a standing nominating committee or other committee performing a similar function.

      The Nominating Committee, which is composed of David M. Cornell, Campbell
A. Griffin, Jr., and Peter A. Leidel, held one meeting during the last fiscal year. The Nominating Committee recommends candidates for the Board of Directors and approves the naming of the Company's executive officers.

      During 1999, the Board of Directors held 16 meetings. During 1999, all members of the Board of Directors attended at least 75% of the total of all Board meetings and applicable committee meetings.

DIRECTOR COMPENSATION

      Messrs. Cornell and Logan and Ms. Lissner do not receive compensation for serving as directors. Messrs. Griffin, Leidel, Taylor, Chase and Cooper receive an annual fee of $15,000, a fee of $1,500 for attendance at each Board of Directors meeting and a fee of $1,000 for attendance at each committee meeting (unless held on the same day as a Board of Directors meeting). In December 1999, the Company granted to Mr. Chase and Mr. Cooper nonqualified options to purchase 15,000 shares of Common Stock under the 1999 Plan. The options to Messrs. Chase and Cooper vested 25% on the date of the grant and the remainder vest ratably over three years with a term of 10 years and have a per share exercise price equal to the market value of a share of Common Stock on the date of the grant. Additionally, Messrs. Chase, Cooper, Griffin, Leidel and Taylor were each granted nonqualified options to purchase 2,000 shares of Common Stock under the 1996 Plan in January 2000. These options vested 100% on the date of the grant with a term of 10 years and have a per share exercise price equal to the market value of a share of Common Stock on December 31, 1999. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof and for other expenses incurred in their capacity as directors.

EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

      The following table sets forth the names, ages and positions of the persons who are not directors and who are executive officers and other key employees of the Company:

      NAME                      AGE           POSITION
      ----                      ---           --------
John L. Hendrix..............   51    Vice President and Chief Financial Officer
Thomas R. Jenkins............   52    Vice President and Chief Operating Officer
Marvin H. Wiebe, Jr..........   52    Senior Vice President
Gary L. Henman...............   60    Vice President, Adult Secure Institutions
John C. Godlesky.............   53    Vice President, Eastern Region
Laura J. Shol................   44    Vice President, Western Region
Leslie A. Balonick...........   48    Vice President, Mid-West Region

      JOHN L. HENDRIX has been Vice President and Chief Financial Officer of the Company since September 1999. Mr. Hendrix previously served as Senior Vice President and Chief Financial Officer of GC Services from 1998 to August 1999. From 1996 to 1998, Mr. Hendrix served as Senior Vice President and Chief Financial Officer of APS Holding Corporation. Mr. Hendrix served as Senior Vice President and Chief Financial Officer at Kay-Bee Toy Stores in 1996 and held various financial positions at Kay-Bee Toy Stores since 1991. Mr. Hendrix is a Certified Public Accountant.

      THOMAS R. JENKINS has been Vice President of the Company since May 1999 and Chief Operating Officer of the Company since January 1999. Mr. Jenkins previously served as Vice President, Juvenile since September 1997. From November 1995 through September 1997 he served as Vice President---Operations of Abraxas. From 1973 through November 1995, Mr. Jenkins served with the Department of Public Welfare, Commonwealth of Pennsylvania in various capacities ranging from Director of various juvenile facilities to Director of the Pennsylvania Child Welfare Services.

      MARVIN H. WIEBE, JR. has been Senior Vice President of the Company since November 1997 and Vice President of the Company since the Company acquired Eclectic Communications, Inc. ("Eclectic") in 1994. He was previously Vice President---Administration and Finance, Vice President---Secure Detention and Chief Financial Officer of Eclectic, where he was employed for 11 years. Mr. Wiebe has served as President of the International Community Corrections Association ("ICCA") and as an auditor for the American Correctional Association ("ACA") Commission on Accreditation for Corrections and is a member of the ICCA, the California Probation Parole & Correctional Association and the ACA.

      GARY L. HENMAN has been Vice President, Adult Secure Institutions since October 1998 and National Director of Quality Assurance since June 1998. He was previously an associate professor at Louisiana State University from 1997 to September 1998. From 1973 to 1997, Mr. Henman was with the Federal Bureau of Prisons ("FBOP"), progressing to Deputy Regional Director and Warden of five facilities, including the United States Penitentiaries at Leavenworth, Kansas and Marion, Illinois. Mr. Henman was Chairman of both the FBOP High Security Facility Task Force and the FBOP Task Force on Vocational Training.

      JOHN C. GODLESKY has been Vice President, Eastern Region, since November 1999 and Vice President, Juvenile since January 1999. He previously served as Director, Division of Residential Programs of Abraxas from June 1993 to December 1998, and was responsible for the overall development, direction and management of Abraxas' juvenile residential programs.

      LAURA J. SHOL has served as Vice President, Western Region since November 1999 and as Vice President, Pre-Release since November 1997, and was the Company's Managing Director of Pre-Release Centers since May 1997. She previously served as Director of Community Corrections of the Company from June 1996 through May 1997, and was Senior Regional Administrator of Eclectic from 1986 to June 1996.

      LESLIE A. BALONICK has been Vice President, Mid-West Region since the Company acquired Interventions in November 1999. She previously served as Acting Clinical Director for BHS Consulting Corp. from September 1998 to November 1999 and as Director of Planning and Business Development from 1996 to August 1998. From 1991 to 1996, she served as Regional Manager for Interventions. Ms. Balonick serves as a member of the Women's Committee of the Illinois Department of Human Services, Office of Alcoholism and Substance Abuse Advisory Board and is a Clinically Certified Substance Abuse Counselor.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      At December 31, 1999, the Company had notes and accrued interest receivable from Mr. Cornell and Mr. Logan in the amounts of $654,988 and $319,570, respectively. These amounts were the largest amount of indebtedness outstanding at any time during 1999. Interest on the notes, which were incurred upon the exercise of stock options and in connection with other personal matters, is charged annually at a rate of 6.63% and the notes mature in June 2004.

      In September 1997, in connection with the acquisition of Abraxas, the Company entered into a covenant not to compete agreement with Ms. Lissner pursuant to which she agreed for a period of 20 years not to: (i) engage in any business in competition with any business operation of the Company or its affiliates; (ii) request that any customer or supplier of the Company or any of its affiliates curtail or cancel its business with the Company or any such affiliate; or (iii) induce or attempt to influence any employee of the Company or any of its affiliates to terminate his or her employment with the Company or any such affiliate, or hire or retain the services of any such employee. In consideration of Ms. Lissner's agreements, the Company agreed to pay Ms. Lissner 10 annual installments of $60,000 each beginning on January 2, 1998. Such payments may be accelerated upon the mutual agreement of Ms. Lissner and the Company.

      Effective as of September 1, 1999, as part of the consultant agreement that the Company entered into with Mr. Cornell, Mr. Cornell agreed for a period of 10 years not to: (i) within the United States, transact or take part in any competitive business (as defined in the consultant agreement) or render any service to any person or entity engaged in a competitive business; (ii) share in the earnings of, beneficially own any security issued by, or otherwise own any interest in any person or entity engaged in a competitive business within the United States; or (iii) hire or solicit the services of any person or entity employed or engaged to perform services for the Company or any of its affiliates, or cause any such person or entity to leave the employment or services of the Company or any of its affiliates. In consideration of Mr. Cornell's agreements, the Company agreed to pay Mr. Cornell $10,000 per month during the seven-year initial term of the consultant agreement.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Board of Directors is responsible for all decisions regarding compensation for the Company's executive officers. The Compensation Committee is composed of Anthony R. Chase, Peter A. Leidel and Tucker Taylor, each an independent non-employee director.

      The Company's executive compensation program is focused on stockholder value, the overall performance of the Company, success of the Company as impacted by the executive's performance and the performance of the individual executive.

      The Compensation Committee's objective is to provide competitive levels of compensation to the Company's executive officers that are integrated with the Company's annual long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. The compensation policies and programs utilized by the Compensation Committee and endorsed by the Board of Directors generally consists of the following:

            (i) Recommend executive officer total compensation in relation to Company performance;

            (ii) Provide a competitive compensation program in order to attract, motivate, and retain qualified personnel;

            (iii) Provide a management tool for focusing and directing the energies of key executives toward achieving individual and corporate objectives; and

            (iv) Provide long-term incentive compensation in the form of annual stock option awards and performance-based stock option awards to link individual success to that of the Company.

      The Company's executive compensation consists of three key components: base salary, annual incentive compensation in the form of cash bonuses, and stock options, each of which is intended to complement the others and, taken together, to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to each of the three components are discussed below.

      BASE SALARY. Each fiscal year the Compensation Committee, along with the CEO, reviews and approves an annual salary plan for the Company's executive officers. This salary plan is developed by the CEO. Many factors are included in determining base salaries, such as the responsibilities borne by the executive officer, the scope of the position, length of service with the Company and corporate and individual performance.

      CASH BONUSES. The Compensation Committee provides annual incentives to the Company's executive officers in the form of cash bonuses. These bonuses are discretionary and are based on (i) the relative success of the Company in attaining certain financial objectives and the individual's contribution to the achievement of those financial objectives, and (ii) certain subjective factors as established from time to time by the Compensation Committee.

      STOCK OPTIONS. The primary objective of the stock option program is to link the interests of the Company's executive officers and other selected employees to the stockholders through significant annual grants of stock options. The Company's existing 1996 Plan authorizes the issuance of both incentive and non-qualified stock options to officers and key employees of the Company. Subject to general limits prescribed by the 1996 Plan, the Compensation Committee has the authority to determine the individuals to whom stock options are awarded, the terms of the options and the number of shares subject to each option. The size of any particular stock option award is based upon position and the individual performance during the related evaluation period.

      CHIEF EXECUTIVE OFFICER'S COMPENSATION. The Compensation Committee's basis for compensation of the CEO is derived from the same considerations addressed above. During 1999, Mr. Cornell served as CEO until August 1999. Mr. Logan has served as CEO since August 1999. Mr. Cornell and Mr. Logan participate in the same executive compensation plans available to the other executive officers. From January 1999 to August 1999, the salary of Mr. Cornell was $375,000. In January 2000, The Compensation Committee increased the salary of Mr. Logan to $300,000. The compensation level established for Mr. Logan was in response to Mr. Logan's promotion to CEO and the continued recognition of Mr. Logan's leadership of the Company.

      Submitted by the Compensation Committee of the Company's Board of Directors.

                                          Peter A. Leidel, Chairman
                                          Anthony R. Chase, Member
                                          Tucker Taylor, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation Committee of the Board are Messrs. Chase, Leidel and Taylor. None of these directors has at any time been an officer or employee of the Company and none of these directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

EXECUTIVE COMPENSATION

           The following table sets forth compensation information for the chief executive officer and the four other most highly compensated executive officers (the "named executive officers") of the Company during the Company's fiscal years 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                 ANNUAL COMPENSATION     COMPENSATION
                                                ---------------------    ------------
                                                                          SECURITIES        ALL
                                       FISCAL                             UNDERLYING       OTHER
NAME AND PRINCIPAL POSITION             YEAR    SALARY        BONUS         OPTIONS    COMPENSATION (1)
------------------------------------   ------   -------      -------      ----------   ----------------
                                                  ($)          ($)            (#)            ($)
David M. Cornell (2) ...............     1999   226,961         --           160,000       129,654
    Chairman of the Board ..........     1998   280,000      205,000         250,000         7,308
                                         1997   200,000       75,000            --           5,452

Steven W. Logan (3) ................     1999   252,024         --           100,000         5,380
    President and Chief ............     1998   187,500      130,000         160,000         4,764
    Executive Officer ..............     1997   136,666       50,000            --           5,024


John L. Hendrix (4) ................     1999    64,904         --           100,000         1,869
    Vice President and Chief
     Financial Officer

Thomas R. Jenkins (5) ..............     1999   172,822         --              --          17,805
    Vice President and Chief .......     1998   116,713       40,000          25,000         3,300
    Operating Officer ..............     1997    32,812         --            10,000         1,100

Arlene R. Lissner (6) ..............     1999   153,694         --              --           8,935
    Director, National Marketing ...     1998   127,412       40,000          10,000         5,641
                                         1997    38,464         --            10,000          --

Marvin H. Wiebe, Jr ................     1999   148,466         --              --
    Senior Vice President ..........     1998   146,324       25,000(7)       33,667         5,677
                                         1997   130,000       25,000(7)       10,000         7,856

---------------

(1) Amounts in 1999 for Messrs. Cornell, Logan, Hendrix, Jenkins, Ms. Lissner and Mr. Weibe include (i) the Company's 401(k) matching contributions of $3,250, $5,000, $1,529, $3,200, $3,777 and $5,000, respectively, and (ii)
      group term life insurance premiums of $1,404, $380, $340, $913, $152, and $923, respectively. Additionally, the amounts in 1999 for Mr. Jenkins and Ms. Lissner include (i) $14,265 and $567, respectively for moving expenses, and (ii) $4,439 for personal use of an automobile for Ms. Lissner. Additionally, the amount in 1999 for Mr. Cornell includes $125,000 of payments under Mr. Cornell's consulting agreement effective September 1, 1999.
(2)   Mr. Cornell served as President and Chief Executive Officer until August
      1999.
(3) Mr. Logan has served as President and Chief Executive Officer since August 1999.
(4) Mr. Hendrix has served as Vice President and Chief Financial Officer since September 1999.
(5)   Mr. Jenkins joined the Company on September 9, 1997.
(6)   Ms. Lissner joined the Company on September 9, 1997.
(7) Excludes $50,750 and $53,750 representing Mr. Wiebe's portion of an annual fixed installment payment in 1998 and 1997, respectively, relating to an acquisition by the Company in 1994

      The following table presents information regarding options granted to each of the named executive officers in 1999.

                              OPTION GRANTS IN 1999

                                                  PERCENTAGE
                                 NUMBER OF       OF TOTAL                                         POTENTIAL REALIZABLE VALUE AT
                                 SECURITIES        OPTIONS                                        ASSUMED RATES OF STOCK PRICE
                                 UNDERLYING       GRANTED TO     EXERCISE                       APPRECIATION FOR OPTION TERM(1)
                                  OPTIONS        EMPLOYEES        PRICE        EXPIRATION       -------------------------------
            NAME                  GRANTED         IN 1999       PER SHARE         DATE               5%                  10%
            ----                 ----------      -----------    ---------      -----------      ------------         -----------
David M. Cornell..........        160,000(2)          34.6%        $10.50       12/9/2009         $1,056,543           2,677,487
Steven W. Logan...........        100,000(2)          21.6%        $10.50       12/9/2009           $660,339           1,673,430
John L. Hendrix...........        100,000(3)          21.6%        $16.00       9/30/2009         $1,006,231          $2,549,988
Thomas R. Jenkins.........               --              --            --              --                 --                  --
Arlene R. Lissner.........               --              --            --              --                 --                  --
Marvin H. Wiebe, Jr.......               --              --            --              --                 --                  --

----------------

(1) The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

(2) Represents a single grant of options on December 9, 1999 for Messrs, Cornell and Logan. These options vest on September 5, 2005; however, early vesting can occur on the attainment of certain performance objectives. An amount equal to 25% of the options vests upon the Company achieving revenues of $200 million over any period of 12 consecutive months; 25% upon the Company achieving earnings per share of $1.00 in any period of 12 consecutive months; 25% upon the Company achieving an average stock price of $25.00 per share for any 90 consecutive trading days; and 25% upon the Company achieving a 12% return on equity over any period of 12 consecutive months.

(3) Represents a single grant of options on September 30, 1999, which is exercisable in five equal installments beginning September 30, 2000.

      The following table presents information regarding options exercised in 1999 and the value of options outstanding at December 31, 1999 for each of the named executive officers.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                          NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                             NUMBER OF                   UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                              SHARES                   OPTIONS AT FISCAL YEAR END           FISCAL YEAR END(1)
                                             ACQUIRED      VALUE     ------------------------------   ------------------------------
                  NAME                      ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE(2)
                                            -----------   --------   -----------   ----------------   -----------   ----------------
David M. Cornell ........................          --     $   --         128,124            168,000   $   443,326   $           --
Steven W. Logan .........................          --     $   --         149,374            108,000   $   571,882   $           --
John L. Hendrix .........................          --     $   --            --              100,000   $      --     $           --
Thomas R. Jenkins .......................          --     $   --           9,000             26,000   $      --     $           --
Arlene R. Lissner .......................          --     $   --           6,000             14,000   $     3,140   $          4,710
Marvin H. Wiebe, Jr .....................          --     $   --          21,000             37,667   $    41,025   $           --

---------------

(1) The excess, if any, of the market value of Common Stock at December 31, 1999 ($8.38) over the option exercise price(s).

(2) All of these options become immediately exercisable upon a change in control of the Company.

PERFORMANCE GRAPH

      The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total returns of the Russell 2000 Stock Index and the Company's peer group since the date the Common Stock began trading on the American Stock Exchange (October 3, 1996) and on the New York Stock Exchange beginning December 10, 1998. The graph assumes that the value of the investment in the Common Stock and each index was $100 as of October 3, 1996 and that all dividends were reinvested on a quarterly basis.

                          TOTAL RETURN TO STOCKHOLDERS
                      (ASSUMES $100 INVESTMENT ON 10/3/96)

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

TOTAL RETURN ANALYSIS
                          10/3/96    12/31/96   12/31/97   12/31/98   12/31/99
CORNELL CORRECTIONS ...   $100.00    $ 72.45    $169.59    $155.29    $ 68.45
PEER GROUP ............   $100.00    $ 97.70    $118.65    $ 82.54    $ 34.53
RUSSELL 2000 ..........   $100.00    $104.85    $127.46    $124.61    $151.23

-----------

(1) The Company's 1999 peer group consists of the following companies: Prison Realty Trust, Wackenhut Corrections Corporation, Correctional Services Corporation and Children's Comprehensive Services, Inc.


EMPLOYMENT AGREEMENTS

      Effective as of September 1, 1999, the Company entered into a consultant agreement with David M. Cornell pursuant to which Mr. Cornell agreed to serve as Chairman of the Board for a period of four years. As compensation for his services, the Company agreed to pay Mr. Cornell an annual salary of at least $255,000 for each of the first four years of the seven-year initial term of the consultant agreement and an annual salary of at least $180,000 for each of the last three years of the seven-year initial term. If the Company and Mr. Cornell agree to renew the consultant agreement for an additional three-year renewal term, the Company has agreed to pay Mr. Cornell an annual salary of at least $300,000 for each of the three years of the renewal term.

      As additional compensation for his services, the Company has agreed to pay Mr. Cornell an annual bonus equal to $75,000 during the first four years of the initial term and an annual bonus of $60,000 during the last three years of the initial term and during any renewal term. The Company has also agreed to grant Mr. Cornell options to purchase an aggregate of 120,000 shares of the Common Stock in four equal annual installments beginning on September 1, 2000. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant and vest at the time such options are granted.

      In September 1997, Cornell Abraxas Group, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and the Company entered into employment agreements with Arlene R. Lissner and Thomas R. Jenkins. As compensation for their services, Cornell Abraxas Group, Inc. agreed to pay Ms. Lissner an annual salary of at least $125,000 for a period of three years and Mr. Jenkins an annual salary of at least $105,000 for a period of three years. As additional compensation for their services under the employment agreements, in September 1999 Ms. Lissner and Mr. Jenkins were each granted options to purchase 10,000 shares of the Common Stock. Ms. Lissner's options have an exercise price equal to half of the fair market value of the Common Stock on the date of grant. Her options vested 20% on September 9, 1998 and 20% on September 9, 1999, with the remainder vesting on September 9, 2000. Mr. Jenkins' options have an exercise price equal to the fair market value of the Common Stock on the date of grant. His options vested 20% on September 9, 1998 and 20% on September 9, 1999, with the remainder vesting 20% on each September 9 thereafter until fully vested. The Company is a party to the employment agreements solely to guarantee the performance of Cornell Abraxas Group, Inc.'s obligations thereunder.

SEVERANCE AGREEMENTS

      In December 1999, the Company entered into severance agreements with John L. Hendrix, Thomas R. Jenkins, Arlene R. Lissner and Steven W. Logan. If a listed officer's employment with the Company is terminated for any reason within a year after a change in control (as defined in the severance agreements), the Company has agreed that all stock options, restricted stock awards and similar awards granted to the terminated officer by the Company prior to the termination date will vest immediately on the termination date. In addition, the Company has agreed to make the following severance payments upon such a termination:

      (i)   with respect to Mr. Logan, a payment equal to four times the sum of
            (a) his highest annual base salary as of the termination date and the change in control date and (b) the average annual bonus paid to him by the Company or its affiliates in respect of the two most recent full fiscal years (or one year if not employed for two years) ending on or prior to the termination date;

      (ii) with respect to each of Mr. Hendrix and Mr. Jenkins, a payment equal to two times the sum of (a) his highest annual base salary as of the termination date and the change in control date and (b) the average bonus paid to him by the Company or its affiliates in respect of the two most recent full fiscal years (or one year if not employed for two years) ending on or prior to the termination date; and

      (iii) with respect to Ms. Lissner, a payment equal to the sum of (a) her highest annual base salary as of the termination date and the change in control date and (b) the average bonus paid to her by the Company or its affiliates in respect of the two most recent full fiscal years (or one year if not employed for two years) ending on or prior to the termination date.

      The Company has agreed to pay the severance amounts in a lump sum in cash
(i) on the termination date if the Company terminates the officer and (ii) within 30 days after the termination date if the officer's employment is terminated by the officer or upon the officer's death or retirement.

  PROPOSAL NO. 2 -- PROPOSAL TO AMEND ARTICLE FIRST OF THE RESTATED CERTIFICATE
                  OF INCORPORATION TO CHANGE THE COMPANY'S NAME

      The Board of Directors of the Company has approved an amendment to Article First of the Company's Restated Certificate of Incorporation to change the name of the Company to "Cornell Companies, Inc." and has directed that such amendment be submitted to the stockholders for approval. To be approved, Proposal No. 2 must receive this affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Uninstructed shares may not vote on Proposal No. 2, and therefore broker non-votes do not affect the outcome. Abstentions have the effect of negative votes. If Proposal No. 2 is approved, Article First of the Restated Certificate of Incorporation shall be amended to read as follows:

          FIRST: The name of the Corporation is Cornell Companies, Inc.

      The Company is the third largest provider of private adult secure institutional correctional and detention services in the United States, based on total offender capacity. However, the Company is also one of the leading providers of juvenile treatment, educational and detention services and pre-release services in the United States, based on total offender capacity. The Board of Directors believes that the name "Cornell Corrections, Inc." focuses on the Company's adult secure institutional correctional and detention services without reflecting the juvenile and pre-release services provided by the Company, which have become a significant portion of the Company's business. The Board of Directors believes that the name "Cornell Companies, Inc." is a more appropriate name for the Company in light of the Company's strong participation in all three of the principal segments of the private corrections industry.

               THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 2

       PROPOSAL NO. 3 -- APPROVAL OF CORNELL EMPLOYEE STOCK PURCHASE PLAN

      The Board of Directors believes that the Cornell Employee Stock Purchase Plan (the "Plan") is an important way to enhance stockholder value by encouraging employees to acquire an ownership interest in the Company and by aligning employee efforts with the financial success of the Company. Therefore, the Board of Directors has approved the Plan and directed that the Plan be submitted to the stockholders for approval. The description of the Plan contained herein is qualified in its entirety by reference to the copy of the Plan attached as Exhibit A to this Proxy Statement.

      GENERAL. The Plan provides employees of the Company a grant of rights to purchase stock of the Company so that employees of the Company are encouraged to acquire an ownership interest in the Company in order to align both investor and employee purposes with the financial success of the Company. Pursuant to the Plan, participating employees ("Participants") may purchase up to an aggregate of 250,000 shares of the Company's Common Stock (the "Shares"). The Plan became effective on July 1, 1999 and, unless terminated earlier by the Board of Directors, will terminate on a date when Participants have purchased all Shares available under the Plan (the "Term of the Plan"). To determine when rights of employees accrue under the Plan, each January 1st during the Term of the Plan will serve as a given Commencement Date of the Plan, with July 1, 1999 serving as the initial Commencement Date. The Plan is not subject to the Employee Retirement Income Security Act of 1974. The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      ADMINISTRATION. The chief administrative officer of the Company (the "Plan Administrator") will administer the Plan and enforce its terms and provisions. To do so, the Plan Administrator will adopt rules of procedures and regulations necessary for the administration of the Plan, provided the rules are not inconsistent with the provisions of the Plan. Subject to the terms of the Plan and the requirements of applicable law, the Plan Administrator will have full authority to interpret and apply the terms of the Plan, including the power to determine the rights of Participants. Such rights include, but are not limited to rights of eligibility of an employee to participate in the Plan. Furthermore, the Plan Administrator will maintain records that disclose all required information about the Plan.

      RIGHTS TO PURCHASE STOCK Generally, all employees of the Company who are employed before a given Commencement Date will be eligible to participate in the Plan. Employees who are not eligible, or become ineligible, may not participate in the Plan. An eligible employee may elect to enroll and become a Participant in the Plan as of the first Commencement Date on which such employee qualifies, or on any later Commencement Date on which such employee continues to be eligible.

      To enroll in the Plan, an eligible employee must complete and file a payroll deduction authorization on a form provided by the Plan Administrator. Thereafter, the Company will maintain a payroll deduction account for each Participant. Each Participant will have a separate payroll deduction account established for each period (the "Offering Period") from a given Commencement Date, usually January 1st, to approximately December 31st (the "Corresponding Exercise Date"). Therefore, each Offering Period will generally be approximately one year, with each Participant having a separate payroll deduction account each year. Payroll deductions made for Participants will be credited to their accounts under the Plan.

      With respect to any offering made under the Plan, a Participant may authorize a payroll deduction of any whole percentage, up to a maximum of ten percent of the compensation he or she receives during the Offering Period; provided, however, that no Participant may purchase Shares pursuant to the Plan in excess of $20,000. The Plan Administrator may at any time in his or her sole discretion designate a maximum payroll deduction percentage of less than ten percent or a maximum payroll deduction amount of less than $20,000 for a given Offering Period. Subject to the payroll deduction percent and amount limitations, a Participant may increase or decrease the amount of the Participant's payroll deduction by completing and filing an amended payroll deduction authorization on a payroll deduction authorization form provided by the Plan Administrator. Any such amendments will become effective on the January 1st following receipt of the amendment by the Plan Administrator. Participants may not make separate cash payments into their payroll deduction accounts.

      As of each Commencement Date on which a Participant has an effective payroll deduction authorization, the Participant will be granted an option to purchase a maximum number of Shares equal to (A) divided by (B), where (A) is the LESSER of (1) ten percent multiplied by the Participant's compensation for the Offering Period, or (2) $20,000, and (B) is 85% of the fair market value of a Share on the Commencement Date. Unless a Participant provides written notice to the Plan Administrator, a Participant's option for the purchase of Shares will be exercised automatically for the Participant as of the Corresponding Exercise Date. Unexercised options will lapse on the Corresponding Exercise Date and all payroll deductions attributable to these options will be distributed to the Participant in cash, without interest and earnings, as soon as practicable after the Corresponding Exercise Date on which such options lapse.

      Even though an employee is eligible to participate under the Plan, an employee may not exercise options to purchase stock in the Company under the Plan if such employee owns Shares possessing five percent or more of the total combined voting power or value of all classes of Shares of the Company or a parent or a subsidiary of the Company. Furthermore, an otherwise eligible employee may not exercise options to purchase stock in the Company under the Plan if the exercise, when considered in conjunction with all other options granted under the Plan (or other stock-based compensation plans of the Company, or any parent or subsidiary of the Company), results in the employee accruing rights in a calendar year to acquire Shares having a value in excess of $25,000 measured at the date of grant.

      Participants will have no interest in Shares covered by an option until such option has been exercised. Following exercise and purchase of Shares on behalf of a Participant and before any sale or transfer of such Shares, the Participant will have the right to vote such Shares and any cash dividends paid on such Shares will be paid to the Participant or retained and reinvested in additional Shares in the sole discretion of the Plan Administrator. Any additional Shares accruing as a result of a stock split or a stock dividend that are attributable to Shares purchased on behalf of the Participant under the Plan will belong to the Participant, subject to a pro rata allocation by the Plan Administrator for Shares that accrue over the 250,000 Share limitation for the Plan. The Shares sold to Participants under the Plan may, at the election of the Company, be either treasury shares, shares originally issued for such purpose, shares purchased on the open market, or shares from a combination of such sources.

      TRANSFERABILITY OF RIGHTS AND RESTRICTIONS ON SALES OF SHARES. Rights to purchase Shares under the Plan are not transferable by a Participant, and no person other than a Participant will have the right to elect to exercise the Participant's option during his or her lifetime. Participants may not request that the Company distribute the Participant's stock certificates and may not sell, transfer, or otherwise dispose of any Shares before the end of the six-month period after the Corresponding Exercise Date on which such Shares were purchased. However, Participants, including terminated Participants, may request that the Company distribute to the Participant the stock certificates evidencing the ownership of all or part of the Shares previously purchased for the Participant, or may request that such Shares be sold and the proceeds paid to the Participant; provided that the Participant waits until the six-month period described above has lapsed.

      TAX TREATMENT. Consistent with Section 423 of the Code, contributions to the Plan will be included in the Participant's taxable income and will not be tax deductible. A Participant's purchase of Shares under the Plan will not result in the recognition of income for tax purposes, nor will it result in an income tax deduction for the Company. When a Participant sells Shares acquired under the Plan at least two years after the date on which such Shares were acquired, the Participant will recognize ordinary income equal to the lesser of
(1) fifteen percent of the fair market value of the Shares on the first date of the respective Offering Period, or (2) the amount by which the fair market value of the Shares at the time of sale exceeded the price paid by the Participant. If the amount received upon such a disposition exceeds the fair market value of the Shares on the first date of the respective Offering Period, then the excess will be characterized as a long-term capital gain. If the Participant has incurred a loss in connection with such a disposition, then the Participant will realize no ordinary income, and the loss will be characterized as a long-term capital loss. If a Participant sells Shares before the expiration of the two-year holding period, the Participant will recognize ordinary income equal to the difference between the fair market value of the Shares on the date such Shares were acquired and the price paid by the Participant. The Participant will have a capital gain or loss to the extent of the difference, if any, between the amount received upon sale and fair market value of the Shares on the date such Shares were acquired. Such capital gain or loss will be characterized as long-term or short-term depending on whether or not the Shares were held for more than one year from the applicable date such Shares were acquired. The Company is not entitled to a deduction for amounts taxed as ordinary income in cases where the Participant realizes ordinary income by reason of a sale of the Shares before the expiration of the two-year holding period described above.

      ADJUSTMENTS. If a change is made in the number and/or kind of shares or securities of the Company (through a reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, or similar transaction), the Plan Administrator will make appropriate and proportionate adjustments in the number and/or kinds of Shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to each outstanding option. Additionally, the number and/or kind of Shares that may be offered under the Plan will also be proportionately adjusted. Any such adjustments, however, must comply with the provisions of the Code. No adjustments will be made for stock dividends.

      RETIREMENT, TERMINATION AND DEATH. During an Offering Period, a Participant may elect to terminate payroll deductions by giving written notice to the Plan Administrator. If a Participant makes such an election, then payroll deductions will terminate and the Participant's payroll deductions credited to the Participant's accounts to that date will be either: (1) retained in the account and automatically exercised on the Corresponding Exercise Date; or (2) if the Participant chooses, distributed in cash to the Participant without interest or earnings as soon as practicable following the Participant's election. If a Participant elects to terminate payroll deductions, such Participant may not later elect to resume payroll deductions with respect to the same Offering Period. However, as of any later Commencement Date, the same eligible employee may elect to resume payroll deductions with respect to a different Offering Period.

      Upon a Participant's termination of employment for any reason other than death of the Participant during an Offering Period, participation in the Plan and payroll deductions will automatically discontinue and the payroll deductions already credited to the Participant's account will be distributed in cash, without interest or earnings, to the Participant as soon as practicable after the Participant's termination. In the event of the death of a Participant during an Offering Period, a deceased Participant's beneficiary or beneficiaries may give notice to the Plan

Administrator electing to have the accumulated payroll deductions distributed in cash without interest or earnings as soon as practicable after such notice.

      AMENDMENT OF PURCHASE PLAN. The Board of Directors may at any time, by written resolution, amend or terminate the Plan or outstanding options granted under the Plan; provided, however, that no amendment (1) which would require the sale of Shares in excess of the number authorized under the Plan or (2) which would change the rules regarding eligibility for participation will be effective unless the Company obtains approval of its stockholders.

      STOCKHOLDER APPROVAL REQUIREMENT. The approval of the Plan requires the affirmative vote of a majority of the outstanding shares of Common Stock. Uninstructed shares of Common Stock may not be voted on Proposal No. 3. For purposes of Proposal No. 3, abstentions and broker non-votes have the effect of negative votes.

               THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 3

   PROPOSAL NO. 4 -- APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of Arthur Andersen LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 2000. This firm has acted as independent public accountants for the Company since 1992.

      Members of Arthur Andersen LLP will attend the Annual Meeting and will be available to respond to questions which may be asked by stockholders. Such members will also have an opportunity to make a statement at the Annual Meeting if they desire to do so.

      The Board of Directors recommends that stockholders approve the appointment of Arthur Andersen LLP as the Company's independent public accountants. In accordance with the Company's Amended and Restated Bylaws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted on the matter. Accordingly, abstentions and broker non-votes applicable to shares of Common Stock present at the Annual Meeting will not be included in the tabulation of votes cast on this proposal.

               THE COMPANY RECOMMENDS VOTING "FOR" PROPOSAL NO. 4

        PROPOSALS, NOMINATIONS AND OTHER BUSINESS FOR NEXT ANNUAL MEETING

      The Board of Directors knows of no other matters than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

      Any proposals of holders of Common Stock of the Company intended to be presented at the annual meeting of stockholders of the Company to be held in 2001 must be received by the Company, addressed to the Secretary of the Company, 1700 West Loop South, Suite 1500, Houston, Texas 77027, no later than December 18, 2000, to be included in the proxy statement relating to that meeting.

      Any holder of Common Stock of the Company desiring to bring business before the 2001 annual meeting of stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Secretary of the Company, 1700 West Loop South, Suite 1500, Houston, Texas 77027, within the period set forth in the provisions of the Company's Amended and Restated Bylaws summarized below. The written notice must comply with the provisions of the Company's Amended and Restated Bylaws summarized below.

      The Company's Amended and Restated Bylaws provide that, for business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 50 days prior to the meeting; provided, however, that in the event that less than 55 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

                                              By Order of the Board of Directors

                                              Kevin B. Kelly, SECRETARY

April 17, 2000


      THE COMPANY WILL FURNISH WITHOUT CHARGE ADDITIONAL COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S ADDRESS PREVIOUSLY SET FORTH.

                                     CORNELL

                                 EMPLOYEE STOCK

                                  PURCHASE PLAN


                          Effective as of July 1, 1999

                                     CORNELL
                                 EMPLOYEE STOCK
                                  PURCHASE PLAN

                                TABLE OF CONTENTS

Article I     Purpose and Effective Date....................................   1
Article II    Definitions...................................................   1
Article III   Eligibility and Participation.................................   5
Article IV    Payroll Deductions............................................   5
Article V     Terms and Conditions of Options...............................   7
Article VI    Exercise of Option............................................   9
Article VII   Withdrawal, Termination, Death................................  11
Article VIII  Shares Under Option, Distribution or Sale of Shares...........  12
Article IX    Administration................................................  14
Article X     Amendment and Termination of the Plan.........................  17
Article XI    Nontransferability............................................  17
Article XII   Ownership and Use of Funds....................................  18
Article XIII  Changes in Capitalization, Merger, etc. and
              Adjustments to Shares.........................................  18
Article XIV   Beneficiaries of Deceased Participants........................  21
Article XV    Registration and Qualification of Shares......................  22
Article XVI   Stockholder Approval..........................................  22
Article XVII  Restrictions On Participants Subject to Short-Swing
              Profit Rules..................................................  23
Article XVIII Miscellaneous.................................................  23

                                    ARTICLE I
                           PURPOSE AND EFFECTIVE DATE

1.1 The Cornell Employee Stock Purchase Plan is intended to encourage employees of Cornell Corrections, Inc. (the "Company") and its participating subsidiary corporations to acquire an ownership interest in the Company through the purchase of Shares of common stock of the Company. It is believed that this Plan will enhance stockholder value by aligning employee efforts with the financial success of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of such Code.

1.2   The Plan is effective as of July 1, 1999.

                                   ARTICLE II
                                   DEFINITIONS

2.1   "Code" means the Internal Revenue Code of 1986, as amended.

2.2 "Commencement Date" means each January 1st during the Term of the Plan; provided, however, that the Plan Administrator may designate as to any given January 1st that such date shall not be a Commencement Date and that no options shall be granted as of such date. Notwithstanding the foregoing, the initial Commencement Date shall be July 1, 1999.

2.3 "Company" means Cornell Corrections, Inc., a Delaware corporation and any successor corporation which shall continue this Plan.

2.4 "Compensation" means all wages, salaries, overtime pay, shift differentials, incentive compensation, fees for services and other amounts received during the calendar year for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income, plus any amounts contributed by the Employer pursuant to a salary reduction agreement that are not includible in gross income of the Employee under Section 125 of the Code (regarding contributions to a cafeteria plan), Section 402(a)(8) of the Code (regarding contributions to a 401(k) plan) or Section 451 of the Code (regarding contributions to a plan of deferred compensation) and less any prizes, awards, automobile allowances, relocation expenses, severance pay and similar types of extraordinary compensation.

The term "Compensation" shall not include the following:

         (i) Any distributions from a plan of deferred compensation (regardless of whether such amounts are includible in gross income of the Employee for federal income tax purposes in the taxable year of distribution);

         (ii) Amounts realized from the exercise of a nonqualified stock option;

         (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

         (iv) Amounts realized when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; or

         (v) Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee).

2.5 "Corresponding Exercise Date" with regard to a given Commencement Date means the December 31st following such Commencement Date or, if such date is not a trading day on the New York Stock Exchange or other established securities market on which the Company's stock is traded, the nearest prior business day on which such trading occurs.

2.6 "Election Period" means the period, commencing on a date determined by the Plan Administrator prior to any Corresponding Exercise Date and ending on the 7th day preceding such Corresponding Exercise Date, during which a Participant may elect, in accordance with Article VI, not to exercise any options and to withdraw his payroll deductions for the Offering Period. The Participant's election must be received by the Plan Administrator within the Election Period in order for the election to be effective.

2.7 "Eligible Employee" means an Employee of the Employer who is eligible for participation in the Plan in accordance with Article III.

2.8 "Employee" means any person, including an officer, who is carried on the Employer's books as an employee for payroll tax purposes, provided such employee is customarily employed more than five (5) months in a calendar year and more than twenty (20) hours per week by the Employer. Any Employee otherwise meeting the foregoing criteria but who is a member of the Board of Directors of an Employer shall nevertheless be eligible to participate in the Plan.

2.9 "Employer" means the Company and any of its present or future subsidiaries or affiliated organizations constituting a "subsidiary corporation" within the meaning of Section 424(f) of the Code and designated by the Plan Administrator as a participating employer as to the offering beginning as of any particular Commencement Date.

2.10 "Offering Period" means a period of approximately one (1) year in duration from a given Commencement Date to the Corresponding Exercise Date. Notwithstanding the foregoing, the first Offering Period shall be a short period commencing July 1, 1999 and ending December 31, 1999.

2.11 "Participant" means an Eligible Employee of the Employer who elects to participate hereunder.

2.12 "Payroll Period" means each weekly, biweekly, semi-monthly or monthly payroll period, as applicable, for which an Eligible Employee is paid.

2.13 "Plan" means this Cornell Employee Stock Purchase Plan, as amended from time to time.

2.14 "Plan Administrator" means the Chief Administrative Officer of the Company, who shall administer the Plan in accordance with Article IX.

2.15 "Shares" means shares of common stock of Cornell Corrections, Inc., par value $.01, subject to adjustments that may be made in accordance with
Article XIII.

2.16 "Term of the Plan" means the time period from the initial Commencement Date of July 1, 1999 to the Termination Date of the Plan.

2.17 "Termination Date" means, unless the Plan has been earlier terminated by the Board of Directors, the final Corresponding Exercise Date on which all of the Shares available to the Plan have been purchased by Participants through the Plan.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

3.1 Any Employee of the Employer who is employed prior to a given Commencement Date shall be an Eligible Employee and shall be eligible to participate in the Plan on such Commencement Date, subject to the limitations imposed by Section 423 of the Code.

3.2 An Eligible Employee may elect to enroll as of, and become a Participant on, the first Commencement Date on which such Employee qualifies as an Eligible Employee or on any subsequent Commencement Date on which such Employee continues to be an Eligible Employee. To enroll in the Plan, an Eligible Employee shall complete a payroll deduction authorization on the form provided by the Plan Administrator and file it with the Plan Administrator on or before the deadline established by the Plan Administrator.

3.3 A Participant who ceases to be an Eligible Employee, although still employed by the Employer, thereupon shall be deemed to discontinue participation in the Plan, and the Participant shall have the rights provided in Section 7.2.

3.4   Participation in the Plan shall be voluntary.

                                   ARTICLE IV
                               PAYROLL DEDUCTIONS

4.1 For each Offering Period, payroll deductions for a Participant shall begin on the first payroll date following the Commencement Date for which an Eligible Employee returns a timely payroll deduction authorization and shall end on the last payroll date prior to the Corresponding

Exercise Date, unless sooner terminated by the Participant as provided in
Article VII or as otherwise provided herein.

4.2 Payroll deductions shall be elected by a Participant in full percentage points not in excess of the LESSER of (i) ten percent (10%) of such Participant's Compensation for each Payroll Period during the Offering Period or
(ii) $20,000 during the Offering Period.

Notwithstanding the foregoing, the Plan Administrator may at any time and in its sole discretion designate a maximum payroll deduction percentage of less than ten percent (10%) or a maximum payroll deduction amount of less than $20,000 for a given Offering Period; provided that if a lesser percentage or amount is designated for a given Offering Period, the percentage or amount referred to in
Section 5.2 shall be modified to be equal to the lesser percentage or amount determined under this Section.

4.3 All payroll deductions made for Participants shall be credited to their accounts under the Plan. Participants may not make any separate cash payments into such accounts. A separate account will be established for each Offering Period.

4.4 A Participant may discontinue participation at any time with respect to any Offering Period and terminate the payroll deduction authorization as provided in Section 7.1. All terminations of payroll deductions shall become effective as soon as practicable after the date the amended payroll deduction authorization form is received by the Plan Administrator.

4.5 Subject to the limitations described in Section 4.2 and Section 7.1, a Participant may increase or reduce the amount of the Participant's payroll deduction by completing an amended payroll deduction authorization on a payroll deduction authorization form provided by the Plan

Administrator and filing it with the Plan Administrator. All changes in payroll deduction amounts shall become effective on the January 1st which next follows the date the amended payroll deduction authorization form is received by the Plan Administrator; provided that if such form is received immediately prior to a January 1st such that it is not received in time to permit the payroll deduction change to begin on the next following January 1st, the payroll deduction change shall begin as soon as practicable after such January 1st.

4.6 Payroll deductions for a Participant shall cease as of the date of the Participant's termination of employment for any reason and the Participant shall have the rights provided in Article VII.

                                    ARTICLE V
                         TERMS AND CONDITIONS OF OPTIONS

5.1 Stock options granted pursuant to the Plan shall be evidenced by agreements in such form as the Plan Administrator shall approve, provided that all Employees shall have the same rights and privileges and provided further that such options shall comply with and be subject to the terms and conditions of this Article V and other applicable provisions of the Plan.

5.2 Subject to the limitations of this Article and Article VIII, as of each Commencement Date on which a Participant has an effective payroll deduction authorization, the Participant shall be granted an option to purchase a maximum number of Shares equal to (A) divided by (B), where (A) is the LESSER of (i) ten percent (10%) multiplied by the Participant's Compensation for the Offering Period or (ii) $20,000, and (B) is 85% of the fair market value of a Share on the Commencement Date. The fair market value of a Share shall be determined as provided in Section 5.4. For purposes of this Section 5.2 only, a Participant's Compensation for the Offering

Period shall be deemed to be equal to the Participant's annual rate of base pay in effect on the December 31st preceding the Commencement Date for such Offering Period, plus incentive compensation paid during the calendar year preceding the Commencement Date for such Offering Period.

5.3 The option price of Shares purchased with payroll deductions on a given Corresponding Exercise Date shall be equal to eighty-five percent (85%) of the lower of (i) the fair market value of the Shares as of the Commencement Date or
(ii) the fair market value of the Shares as of the Corresponding Exercise Date.

5.4 The fair market value of the Shares as of the Commencement Date shall be equal to the closing price of the Company's common stock on the Commencement Date or the nearest prior business day on which such trading occurred if the Commencement Date is not a trading day on the New York Stock Exchange (or other established securities market on which the Company's common stock is traded). The fair market value of the Shares as of the Corresponding Exercise Date shall be equal to the closing price of the Company's common stock on such date. If the Company's common stock is not admitted to trading on any of the aforesaid dates for which closing prices of the Shares are to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for this purpose by the Plan Administrator in a manner acceptable under Section 423 of the Code.

5.5 Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option:

               (a) if such Employee, immediately after the option is granted, owns Shares possessing five percent (5%) or more of the total combined voting power or value of all classes of Shares of the Company or a parent or a subsidiary of the Company. For purposes of determining share ownership the rules of Section 424(d) of the Code shall apply and Shares which the Employee may purchase under outstanding options shall be treated as Shares owned by the Employee; or

               (b) which, when considered in conjunction with all other options granted under this Plan (or other stock-based compensation plans of the Company, or any parent or subsidiary of the Company, required under
        Section 423(b)(8) to be aggregated with the Plan), results in the Employee accruing rights in a calendar year to acquire Shares having a value in excess of twenty-five thousand dollars ($25,000) measured at the date of grant. For this purpose, all determinations of accrual and the value at which Shares are taken into account shall be made in accordance with Section 423(b)(8) of the Code.

                                   ARTICLE VI
                               EXERCISE OF OPTION

6.1 Unless a Participant (or a deceased Participant's beneficiary) gives written notice to the Plan Administrator as provided in Section 6.2
(or Section 7.3), the Participant's option for the purchase of Shares will be exercised automatically for the Participant as of the Corresponding Exercise Date for the purchase of the number of full Shares which the accumulated payroll deductions in the Participant's account (established for that Offering Period) at that time will purchase at the applicable option price, but in no event shall the number of full Shares be greater than the number of full Shares which the Participant would have been eligible to purchase under

Section 5.2 or allowed to purchase under Section 8.1. All options granted on a given Commencement Date that are not exercised on the Corresponding Exercise Date shall lapse on such Corresponding Exercise Date and all payroll deductions attributable to these options shall be distributed to the Participant in cash, without interest or earnings, as soon as practicable after the Corresponding Exercise Date on which such options lapse.

6.2 By written notice to the Plan Administrator within the Election Period, a Participant may elect not to exercise the Participant's option and to withdraw the entire balance in the Participant's account, without interest or earnings. The Participant's written notice electing not to exercise must be received by the Plan Administrator within the Election Period to be effective.

6.3 Payroll deductions remaining in a Participant's individual account representing less than the option price of a single Share as of any Corresponding Exercise Date, shall be carried over to the next succeeding Offering Period and credited to that Participant's account for such succeeding Offering Period, without interest or earnings, provided the Participant elects to participate in the Plan for such succeeding Offering Period. All other payroll deductions for an Offering Period not applied to the exercise of an option as of the Corresponding Exercise Date for such Period shall be refunded to the Participant as soon as practicable after such Exercise Date, without interest or earnings.

6.4 During a Participant's lifetime, no person other than the Participant shall have the right to elect to exercise the Participant's option.

                                   ARTICLE VII
                        WITHDRAWAL, TERMINATION, OR DEATH

7.1 During an Offering Period, a Participant may elect to terminate payroll deductions by giving written notice to the Plan Administrator. In the event a Participant makes such election, the payroll deductions shall terminate as provided in Section 4.4 and the Participant's payroll deductions credited to the Participant's accounts to that date shall be retained in the account and, in accordance with Section 6.1, automatically exercised on the Corresponding Exercise Date or, at the Participant's election in accordance with Section 6.2, distributed in cash to the Participant, without interest or earnings, as soon as practicable following the Participant's election. If a Participant elects to terminate payroll deductions, such Participant may not thereafter elect to resume payroll deductions with respect to the same Offering Period. As of any subsequent Commencement Date, such Eligible Employee may elect to resume payroll deductions, with respect to a different Offering Period, in accordance with
Article IV.

7.2 Upon termination of the Participant's employment for any reason other than the death of the Participant during an Offering Period, the payroll deductions credited to the Participant's account shall be distributed in cash, without interest or earnings, to the Participant as soon as practicable following the Participant's termination.

7.3 In the event of the death of a Participant during an Offering Period, a deceased Participant's beneficiary or beneficiaries, determined in accordance with Article XIV, may give notice to the Plan Administrator electing to have the accumulated payroll deductions distributed in cash, without interest or earnings, as soon as practicable following such notice. Such notice must be given to the Plan Administrator not later than the last day of the applicable Election Period.

7.4 If, in the event of the death of a Participant during an Offering Period, no timely election is made to have accumulated payroll deductions refunded, the beneficiary or beneficiaries shall be deemed to have elected to exercise, in which event the accumulated payroll deductions in the account of the Participant shall be used to purchase the number of full Shares which the accumulated payroll deductions in the account of such deceased Participant will purchase at the option price specified in Section 5.3, subject to the limitations of Article V, and to have any remaining payroll deductions refunded, without interest or earnings, promptly following the Corresponding Exercise Date for the Offering Period for which deducted.

                                  ARTICLE VIII
                              SHARES UNDER OPTION,
                         DISTRIBUTION OR SALE OF SHARES

8.1 The Shares to be sold to Participants under the Plan may, at the election of the Company, be either treasury Shares, Shares originally issued for such purpose, Shares purchased on the market or Shares from a combination of such sources. The maximum number of Shares that shall be made available for sale under the Plan shall be 250,000 Shares, subject to adjustment upon changes in capitalization of the Company or other events, as provided in Article XIII. If the total number of Shares for which options are granted or to be granted on any Commencement Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), then, not later than the Corresponding Exercise Date, the Plan Administrator shall make a pro rata allocation of the Shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable taking into account the amount each Participant elected to defer under Section 3.2. All excess options shall lapse and may not be exercised at any time. In such event, payroll deductions to be made shall be reduced accordingly and the Plan Administrator shall give written notice of such reduction to each Participant affected thereby and, if necessary, excess payroll deductions previously credited to the Participants' accounts shall be returned to such Participants without interest or earnings. Notwithstanding the foregoing, if stockholder approval for the requisite number of additional Shares is obtained within twelve (12) months of the date that the excess options are granted, no such adjustments to the number of options previously granted shall be required.

8.2 As promptly as practicable after the Corresponding Exercise Date, the Company shall make the appropriate entries to show the purchase of Shares on behalf of Participants. The Company, or its designee, will retain all the certificates evidencing ownership of the Shares on behalf of each Participant until such time as the Participant requests the certificates. A Participant may not request that the Company distribute the Participant's stock certificates and may not sell, transfer or otherwise dispose of any Shares prior to the end of the six-month period following the Exercise Date on which such Shares were purchased. Shares issued pursuant to the Plan shall be subject to such other restrictions and for such period as the Company may designate and the certificates representing the Shares shall include a legend reflecting such restrictions.

8.3 A Participant, including a terminated Participant (or the beneficiary of a deceased Participant), may request that the Company, or its designee, distribute to the Participant the stock certificates evidencing the ownership of all or a part of the Shares previously purchased for the Participant or may request that such Shares be sold and the proceeds paid to the Participant; provided that the Participant may not request that the Company, or its designee, distribute or sell any Shares purchased within the six-month period preceding the date of the requested distribution or sale. A Participant who wishes to request a distribution or sale of Shares shall complete and file a distribution request form with the Plan Administrator or his delegate. Distribution of the requested stock certificates or cash proceeds of sale, as applicable, shall be made as soon as practicable after a properly completed distribution request form is received by the Plan Administrator or his delegate. All costs associated with the distribution of stock certificates to a Participant or with the sale, transfer or other disposition of the Shares, including commissions, certificate fees, transfer fees, taxes and the like, shall be the responsibility of the Participant. The Participant shall pay such commissions and/or fees directly to the third party administrator of the Plan, to the transfer agent for the Shares, to the broker or to another party, as appropriate, it being the intention of the Company that any costs incurred after the applicable Exercise Date with regard to Shares purchased for the Participant shall be borne by the Participant.

8.4 The Participant shall have no interest in Shares covered by an option until such option has been exercised as provided in Section 6.1. Following exercise and purchase of Shares on behalf of a Participant and prior to any sale or transfer of such Shares, the Participant shall have the right to vote such Shares and any cash dividends paid on such Shares shall be paid to the Participant or retained and reinvested in additional Shares in the sole discretion of the Plan Administrator. Any additional Shares accruing as a result of a stock split or stock dividend that are attributable to Shares purchased on behalf of the Participant under the Plan shall belong to the Participant and shall be subject to the provisions of this Article VIII.

                                   ARTICLE IX
                                 ADMINISTRATION

9.1   The Plan Administrator shall be responsible for administering the Plan.

9.2 The Plan Administrator shall have the following discretionary powers and duties:

      (a) to direct the administration of the Plan in accordance with the provisions herein set forth;

      (b) to adopt rules of procedure and regulations necessary for the administration of the Plan, provided the rules are not inconsistent with the terms of the Plan;

      (c) to determine all questions with regard to rights of Participants of the Plan, including, but not limited to rights of eligibility of an Employee to participate in the Plan;

      (d) to enforce the terms of the Plan and the rules and regulations it adopts;

      (e) to furnish the Employer with information which the Employer may require for tax or other purposes;

      (f) to engage the service of advisors, including consultants and counsel (who may be consultants or counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

      (g) to receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

      (h) to select a third party administrator to recordkeep and carry out other necessary functions under the Plan; and

      (i) to interpret and construe the Plan, to make findings of fact, to correct errors, and to supply omissions under the Plan. The Plan Administrator shall use its discretion to interpret the terms and purpose of the Plan so as to resolve any conflict or contradiction.

9.3 The Plan Administrator shall administer the Plan in a uniform, nondiscriminatory manner for the benefit of the Participants.

9.4 The Plan Administrator may delegate responsibilities for the operation and administration of the Plan and may allocate or reallocate responsibilities under the Plan.

9.5 The Plan Administrator and any delegate (other than a delegate that is a corporation) shall be fully indemnified by the Company and by each Employer against all liabilities, costs, and expenses (including defense costs, but excluding any amount representing a settlement unless such settlement is approved by the Company) imposed upon it in connection with any claim, action, suit, or proceeding to which it may be a party by reason of being the Plan Administrator or having been assigned or delegated any of the powers or duties of the Plan Administrator, and arising out of any act, or failure to act, that constitutes or is alleged to constitute a breach of such person's responsibilities in connection with the Plan.

9.6 The Plan Administrator shall maintain, or cause to be maintained, records that will adequately disclose all required information about the Plan. The books, forms, and methods of accounting shall be the responsibility of the Plan Administrator or his delegate.

                                    ARTICLE X
                      AMENDMENT AND TERMINATION OF THE PLAN

The Board of Directors of the Company may at any time, by written resolution, amend or terminate the Plan or outstanding options granted under the Plan. Provided, however, that no amendment (i) which would require sale of Shares in excess of the number authorized under Article VIII of the Plan or (ii) which would change the rules regarding eligibility for participation, shall be effective unless approval of the stockholders of the Company is obtained within the period beginning twelve (12) months prior to the adoption date of the amendment and ending on the date which is twelve (12) months after the adoption date of the amendment. Provided further that, except as provided in Article XIII or as otherwise expressly provided in the Plan, no amendment or termination of the Plan shall adversely affect the rights of an optionee under any outstanding option without the optionee's consent.

                                   ARTICLE XI
                               NONTRANSFERABILITY

Except as provided in Section 7.3, neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant and any such attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect, but the Plan Administrator may, at its option, treat such act as an election to withdraw funds in accordance with Article VII. In the event of an attempted transfer pursuant to a divorce decree affecting the Participant, the Plan Administrator may distribute the existing payroll deductions, to the extent of the attempted transfer, as soon as practicable following receipt by the Plan Administrator of the divorce decree, without interest or earnings. Except to the extent required by law, in no event, shall a divorce decree create or recognize any right in the Participant's former spouse to exercise options under the Plan or to receive Shares under the Plan.

                                   ARTICLE XII
                           OWNERSHIP AND USE OF FUNDS

All payroll deductions received or held by the Company under this Plan shall be and remain general corporate assets of the Company and may be used by the Company for any corporate purposes and any and all amounts earned on such payroll deductions shall be general corporate assets of the Company. The Company shall not be obligated to segregate such payroll deductions or to accrue or pay interest or earnings on such payroll deductions, except as specifically provided in this Plan.

                                  ARTICLE XIII
                     CHANGES IN CAPITALIZATION, MERGER, ETC.
                            AND ADJUSTMENTS TO SHARES

13.1 Except as otherwise determined by the Plan Administrator, if the Company is merged or consolidated into a new surviving company and the holders of the Company's voting securities (on a fully-diluted basis) immediately prior to the merger or consolidation own less than a majority of the ordinary voting power to elect directors of the new surviving company (on a fully-diluted basis), or if there is a sale of all or substantially all of the Company's assets or capital stock in any transaction or series of related transactions, or upon the dissolution or liquidation of the Company, then the holder of each option then outstanding under the Plan will be entitled to receive at the Corresponding Exercise Date, upon the exercise of such option for each Share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one Share was entitled to receive upon and at the time of such transaction. For purposes of this Section
13.1 only, "Corresponding Exercise Date" shall be a date designated by the Plan Administrator which may be a date earlier than the normal Corresponding Exercise Date. Alternatively, the Company may designate that the dissolution or liquidation of the Company shall cause each outstanding option to terminate, provided in such event that immediately prior to such dissolution or liquidation, each Participant shall be repaid the payroll deductions credited to the Participant's account, without interest or earnings.

13.2 If, under circumstances not governed by Section 13.1, the outstanding Shares have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments shall be made by the Plan Administrator in the number and/or kind of Shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of Shares that may be offered under the Plan shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Section 13.2, any distribution of Shares to stockholders in an amount aggregating twenty percent (20%) or more of the outstanding shares shall be deemed a stock split and any distribution of shares aggregating less than twenty percent (20%) of the outstanding shares shall be deemed a stock dividend.

13.3 In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of all its authorized Shares with par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be Shares within the meaning of this Plan.

13.4 To the extent that the foregoing adjustments relate to Shares or securities of the Company, such adjustments shall be made by the Plan Administrator, and its determination in that respect shall be final, binding, and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to satisfy as an option issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code.

13.5 Except as herein before expressly provided, the Participant shall have no right by reason of any subdivision or consolidation of Shares of any class or the payment of any dividend or any other increase or decrease in the number of Shares of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of Shares of any class, or securities convertible into Shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the option.

13.6 The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                                   ARTICLE XIV
                     BENEFICIARIES OF DECEASED PARTICIPANTS

A Participant may file a written designation of beneficiary with the Plan Administrator. Such designation of beneficiary may be changed by the Participant at any time by written notice to the

Plan Administrator. If upon the death of a Participant there is no surviving beneficiary duly designated as above provided, the surviving spouse, or if no such surviving spouse exists, then to the executor or administrator of the Participant's estate, if an executor or administrator has been appointed, shall be deemed the deceased Participant's beneficiary under the Plan. If there is no surviving spouse and no executor or administrator has been appointed (to the knowledge of the Plan Administrator) following the Participant's death, in the discretion of the Plan Administrator, the Plan Administrator may determine the beneficiary or beneficiaries under the Plan as follows; (i) the Participant's beneficiary or beneficiaries pursuant to his Employer's group term life insurance plan, or if none, (ii) all or any one or more of the persons comprising the group consisting of the Participant's lineal descendants, the Participant's ancestors, or the Participant's heirs at law, and the Plan Administrator may pay the entire amount to any member of such group or apportion such amount among any two or more of them in such shares as the Plan Administrator, in its sole discretion, shall determine. Any payment made to any person pursuant to the power and discretion conferred upon the Plan Administrator by the preceding sentence shall operate as a complete discharge of all obligations under the Plan in respect of such deceased Participant and shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder. Neither the Plan Administrator nor the Employer shall be liable for any transfer or attempted transfer of Shares or payroll deductions pursuant to any will or other testamentary disposition made by such Participant, or because of the provisions of law concerning intestacy, or otherwise, nor shall the Plan Administrator or the Employer be liable for transferring or distributing any Shares and/or payroll deductions pursuant to any will. No designated beneficiary or other person or entity to whom Shares and/or payroll deductions are transferable or distributable after a Participant's death shall, prior to the death of the Participant by whom the beneficiary has been designated, acquire any interest in the Shares or payroll deductions credited to the Participant under the Plan.

                                   ARTICLE XV
                    REGISTRATION AND QUALIFICATION OF SHARES

The offering of the Shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the Shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to, or in connection with, the offering or the issue or purchase of the Shares covered thereby. The Company shall make reasonable efforts to effect such registration or qualification or to obtain such consent or approval.

                                   ARTICLE XVI
                              STOCKHOLDER APPROVAL

The Plan is expressly made subject to the approval of the holders of a majority of the outstanding Shares of the Company (as described by the laws of the State of Delaware) within the period commencing twelve (12) months before the date this Plan is adopted and ending twelve (12) months after the date the Plan is adopted.

                                  ARTICLE XVII
        RESTRICTIONS ON PARTICIPANTS SUBJECT TO SHORT-SWING PROFIT RULES

Notwithstanding any provision of this Plan to the contrary, those Participants who are directors, executive officers, and ten percent (10%) or greater stockholders subject to Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") must effect transactions in Shares, including without limitation initial or periodic transactions resulting from an election to participate in the Plan or change levels of participation with respect to Shares, in accordance with Section 16 and the rules promulgated thereunder to the extent such rules are applicable. To the extent any provision of the Plan or action by the Plan Administrator fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Plan Administrator. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements or the price and amount of an option) shall be deemed automatically to be incorporated by reference into the Plan insofar as Participants subject to
Section 16 of the 1934 Act are concerned.

                                  ARTICLE XVIII
                                  MISCELLANEOUS

17.1 The Plan does not, directly or indirectly, create any absolute right for the benefit of any Employee or class of Employees to purchase any Shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Employer, and it shall not be deemed to interfere in any way with the Employer's right to terminate, or otherwise modify, an Employee's employment at any time.

17.2 The laws of the State of Delaware, other than its principles of conflicts of laws, shall govern all matters relating to this Plan except to the extent superseded by the laws of the United States. Exclusive jurisdiction and venue of all disputes arising out of or relating to this plan shall be in any court of appropriate jurisdiction in Houston, Harris County, Texas.

17.3 The masculine or feminine genders, where appearing in the Plan, shall be deemed to include the opposite gender, unless the context clearly indicates to the contrary.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer as of the 1st day of July, 1999.

                                               CORNELL CORRECTIONS, INC.

                                               By:______________________________

                                               Title:___________________________

                     PROXY CORNELL CORRECTIONS, INC.                       PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder(s) of Cornell Corrections, Inc. (the "Company") hereby appoints David M. Cornell and Steven W. Logan, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of the Company's Common Stock at the Annual Meeting of Stockholders of the Company to be held at the Houston Marriott West Loop, 1750 West Loop South, Houston, Texas 77027, at 10:00 a.m., Central time, on Thursday, May 25, 2000, and at any adjournment(s) thereof, the number of shares the undersigned would be entitled to vote if personally present.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH BELOW AND "FOR" PROPOSALS 2, 3 AND 4 BELOW.

PROPOSAL 1: ELECTION OF DIRECTORS [ ] FOR the nominees listed below               [ ]  WITHHOLD AUTHORITY to vote
                                      (except as marked to the contrary below)         for the nominees listed below

      (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                               David M. Cornell                                    Arlene R. Lissner
                               Steven W. Logan                                     Tucker Taylor
                               Campbell A. Griffin, Jr.                            Anthony R. Chase
                               Peter A. Leidel                                     James H. S. Cooper


PROPOSAL 2:      APPROVAL OF THE NAME CHANGE AMENDMENT TO THE                      FOR         AGAINST         ABSTAIN
                 COMPANY'S RESTATED CERTIFICATE OF INCORPORATION                   [ ]           [ ]             [ ]

PROPOSAL 3:      APPROVAL OF THE CORNELL EMPLOYEE STOCK                            FOR       AGAINST              ABSTAIN
                 PURCHASE PLAN                                                     [ ]           [ ]             [ ]

PROPOSAL 4:     TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP                   FOR       AGAINST              ABSTAIN
                AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS                    [ ]           [ ]             [ ]
                FOR 2000

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES SET FORTH ON THE REVERSE SIDE AND "FOR" PROPOSALS 2, 3 AND 4. All prior proxies are hereby revoked.


                              __________________________________________________

                              __________________________________________________
                                               Signature(s)

                              Dated ______________________________________, 2000


                              (PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., GIVE FULL TITLE AS SUCH. FOR JOINT ACCOUNTS, EACH JOINT OWNER SHOULD SIGN.)

________________________________________________________________________________
   PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD USING THE ENCLOSED ENVELOPE.